Exhibit 99.2

APRIL 2024

1 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Agree Realty Overview (NYSE: ADC) OUR COMPANY NET LEASE REIT FOCUSED ON THE ACQUISITION & DEVELOPMENT OF HIGH - QUALITY RETAIL PROPERTIES Founded in 1971 by Executive Chairman, Richard Agree Public on the NYSE since 1994 $ 8.3 billion (1) retail net lease REIT headquartered in Royal Oak, Michigan 2,161 retail properties totaling approximately 44.9 million square feet in 49 states Investment grade issuer ratings of Baa1 from Moody’s and BBB from S&P RE THINK RETAIL Capitalize on distinct market positioning in the retail net lease space Focus on industry - leading retailers through our three unique external growth platforms Leverage our real estate acumen and relationships to identify superior risk - adjusted opportunities Maintain a conservative and flexible capital structure that enables our growth trajectory Provide consistent, high - quality earnings growth and a well - covered, growing dividend As of December 31, 2023 , unless otherwise noted. (1) As of April 17, 2024.

2 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. consistency noun steadfast adherence to the same principles, course, or form [ kuh   n - sis - tuh   n - see ]

Recent Highlights

Introduced 2024 AFFO per share guidance of $4.10 to $4.13, representing 4.2% growth at the midpoint(1)

- Announced 2024 acquisition guidance of approximately $600 million of high-quality retail net lease assets(1)
- Announced disposition guidance of approximately $50 - $100 million for full-year 2024(1)
- Acquired approximately $124 million of high-quality retail net lease assets in Q1 2024 at a weighted-average cap rate of 7.7%
- 20 development or DFP projects completed or under construction for approximately $82 million as of March 31st(2)
- Sold six assets during Q1 2024 for approximately $22.3 million at a weighted-average cap rate of 6.2%
- Fortress-like balance sheet with over $920 million of total liquidity as of March 31st(3)
- Over $385 million of hedged capital including $237 million of outstanding forward equity as of March 31, 2024
- 4.3x Proforma Net Debt to Recurring EBITDA as of March 31st(3)
- Increased monthly cash dividend to $0.25 per common share for April, representing a 2.9% year-over-year increase(4)
- Received Green Lease Leader Gold Recognition for the second consecutive year(5)

As of March 31, 2024, unless otherwise noted. (1) Reflects full-year 2024 guidance provided by the Company on April 23, 2024. Refer to slide 36 for a more detailed review of the Company's 2024 earnings guidance. (2) Includes capital committed to acquisitions, development and Developer Funding Platform projects completed or under construction during the three months ended March 31, 2024. (3) Proforma for the settlement of the Company's outstanding forward equity as of March 31, 2024. (4) Declared by the Company on April 8, 2024. (5) As of April 4, 2024. This presentation includes non-GAAP financial measures, and a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures is included in the Appendix herewith.

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4 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. ADC’s Retail Thought Leadership x Launched acquisition platform in 2010 with a focus on e - commerce resistance x Launched RE THINK RETAIL campaign to challenge misperceptions about the future of brick & mortar x Published proprietary ADC White Papers highlighting omnichannel retail trends x Avoided or actively disposed of troubled retail sectors including theaters, health & fitness and entertainment retail pre - pandemic x Early identification of promising retailers:

5 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Omni - Channel Vision IDENTIFIED CRITICAL ROLE OF NET LEASE IN DRIVING OMNI - CHANNEL STRATEGY “The strongest and most resilient retailers in today’s omni - channel world have embraced a comprehensive approach that blurs the historical lines between e - commerce distribution and brick & mortar operations.” - Agree Knowledge Base: Omni - Channel 101 “E very retailer in the country is going to [have to ] have billions of dollars, national retailers, to experiment, to test and eventually effectuate a true omni - channel experience because you can't be an e - commerce - based retailer or just a brick - and - mortar - based retailer today, it doesn't work.” - Joey Agree “So, I think as retailers look forward in 2016 and beyond and they're looking in the omni - channel world, how is their e - commerce presence, online ordering, physical pick up , more and more retailers are going to realize the benefit of net leased retail.” - Joey Agree Q1 2016 Earnings Call “ COVID reaffirmed our belief that, one, we're heading toward a world where all retailers are omni - channel. Brick - and - mortar is an integral part of that omnichannel overall experience. ” - Joey Agree 2022 Citi Conference

6 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. October 2020 Rated BBB by S&P Rated Baa1 by Moody’s Q 2 2016 “While neither Tractor Supply Company nor Hobby Lobby maintains a public credit rating, both possess investment - grade quality financials with very strong balance sheets .” Q1 2017 “…it's a great company, it's got a fantastic balance sheet. …and we have a great relationship and respect for them.” Q3 2018 “ We have a fantastic relationship with their real estate team. The business is really thriving. They have no national competition. They also have the highest - rated e - commerce website of any retailer.” Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION As of March 31, 2024. Exposure measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. The chart reflects Trac tor Supply’s market capitalization from 12/31/2012 to 3/31/2024. ADC has acquired over 100 locations since 2013 and today TSCO is our 2 nd largest tenant. Q3 2013 Acquired first Tractor Supply

Investment Foresight

A DEEPER DIVE ON ADC'S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION

gerber COLLISION & GLASS



2014
Identified and met with The Boyd Group for the first time
Q3 2017
Acquired first Gerber Collision
Q1 2018
"Now you see Gerber Collision in the collision space. Again, a company that's **owned by Boyd Group of Canada, conservative, disciplined leaders in the collision space.**"
Q4 2018
"…We think they're the premier auto collision operator in the United States…**We'll continue to work with them on all types of opportunities through all 3 external growth platforms…**"
Q1 2022
"…identifying early on a retailer that **we thought was in a tremendous position to access a fragmented space and had the balance sheet capabilities to do so.**"

ADC built preferred development relationship with Gerber Collision, developing over 20 locations to help spearhead organic growth. They are now our 15th largest tenant with over 70 locations.

As of March 31, 2024. Exposure measured as a percentage of ABR.
The quotes above reflect statements made by ADC management on the Company's quarterly earnings calls. The chart reflects The Boyd Group's market capitalization from 12/31/2013 to 3/31/2024.

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8 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION Leveraged all three external growth platforms to make Sunbelt Rentals our 13 th largest tenant today with over 50 locations. As of March 31, 2024. Exposure measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. The chart reflects Asht ead Group’s market capitalization from 12/31/2014 to 3/31/2024. Q4 2015 Acquired first Sunbelt Rentals Q4 2019 “… the only investment - grade operator in the country . If you look at the equipment ownership versus rental in this country…. it is very, very low relative to Western Europe. And so, there's a big opportunity in this country for equipment rental rather than ownership.” April 2019 Rated BBB - by S&P August 2018 Rated Baa3 by Moody’s Q1 2022 “Our decision to invest in Sunbelt Rentals was recently reinforced by their upgraded BBB rating by Fitch.”

9 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION Since 2012, ADC has acquired or developed over 50 TJX locations, and TJX is now our 8 th largest tenant. As of March 31, 2024. Exposure measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. The chart reflects The TJX Companies’ market capitalization from 12/30/2011 to 3/31/2024. Q3 2012 Developed first TJ Maxx Q4 2023 “the off - price retailers, it's all the TJX concepts… These operators have the desire to continue to expand across all of their different flags .” August 2015 Upgraded to A2 by Moody’s Q2 2017 “At the same time, in terms of women's apparel, you look at T.J. Maxx…the off - price retailers have thrived. ” Q4 2017 “the TJX Companies …is now our #5 tenant. We have a strong bias towards off - price retail and the experience and value proposition that it provides for consumers . We enjoy a strong working relationship with TJX.. . ” January 2015 Jerry Rossi, former Group President of The TJX Companies, joined Agree Realty’s Board of Directors

10 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 30% 27% 22% 17% 12% 8% 5% 3% 2% 1% 1% 1% 1% Q2 2017 “our Walgreens concentration was down to 8.8% at quarter end, below our goal of sub - 10% by year - end..” Q1 2021 “With this transaction, CVS has surpassed Walgreens as our largest pharmacy tenant… we continue to favor CVS as the sector leader, given their innovation and adaptation to consumer preferences and overall market dynamics in the pharmacy space.” Q1 2019 “ I think the pharmacy space, in general, really has some work to do on the front end predominantly of those stores. And we'd like to see some ingenuity and creativity driving traffic into those stores and driving margin as well as top line revenue to the front end of those stores.” ADC reduced Walgreens exposure from 30% in 2012 to approximately 1% and reduced overall Pharmacy exposure to ~4%. As of March 31, 2024. Exposure is as of year - end 2012 through March 31, 2024 and is measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. 2023 Downgraded to Baa3 by Moody’s in January. Downgraded to BBB - by S&P in October. Downgraded to Ba2 by Moody’s in December.

11 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Restaurants Convenience & Gas Dollar Stores Manufacturing Convenience Stores Retail Stores Car Washes Grocery Grocery Auto Service Car Wash Grocery Distribution & Warehouse Automotive Services Consumer Services Early Childhood Education Convenience Stores Home Improvement Medical Retail Legacy Gas & Repair Drug Stores & Pharmacy Food Processing Restaurants - Full Service Beverage & Food Quick Service Dollar Stores Tire & Auto Service FCPT GTY NTST BNL NNN WPC EPRT O ADC Maintaining Our Discipline LEADING PORTFOLIO WITH DIVERSE SECTORS ADC data is as of March 31, 2024. Peer data is as of December 31, 2023. Peer data is from S&P Capital IQ and company filings. Top 3 Sector Concentration shown as a percentage of annualized base rent. Top 3 Sector Concentration 96% 94% 46% 42% 41% 41% 37% 29% 27%

12 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Capital Markets Leader INNOVATIVE BALANCE SHEET MANAGEMENT “ We view the forward equity offering as a prudent way to further fortify our balance sheet and lock in an accretive cost of capital while mitigating external risks and market volatility. ” - JOEY AGREE Q3 2018 EARNINGS CALL x A x A x A x A ADC was the first net lease REIT to issue forward equity in March 2018 Since 2018, $27B of forward equity has been raised in the net lease space Lowest cost preferred equity issuance in net lease REIT history at 4.25% Closed market - leading 5.5 - year term loan at a fixed rate of 4.52% inclusive of prior hedging activity Forward equity accounted for ~87% of all net lease issuance since 2022 As of March 31, 2024.

Disciplined Capital Allocator

CONSERVATIVE WACC CALCULATION DRIVES CONSISTENT & SUPERIOR EARNINGS GROWTH

NET LEASE INVESTMENT SPREADS

- 150+ bps – **Pedal to the Metal!**
- 100 - 150 bps – Investments Generate Healthy Accretion
- 75 - 100 bps – Investments Generate Sufficient Accretion
- <75 bps – Investments Not Sufficiently Accretive

✓ Cost of equity is based on forward 12-month consensus AFFO per share

✓ Cost of debt reflects anticipated rate for 10-year unsecured bond offering

✘ **Using short-term debt and adding unburdened free cash flow artificially improves cost of capital by ~130 bps**

WACC CALCULATION COMPARISON

ADC WACC CALCULATION

WEIGHTING	FORM OF CAPITAL	COST
75%	Equity[1]	6.7%
25%	Long-Term Debt[2]	5.8%
WACC		**6.4%**

PEER WACC CALCULATION

WEIGHTING	FORM OF CAPITAL	COST
60%	Equity[1]	6.7%
20%	Five-Year Term Loan	5.3%
20%[3]	Free Cash Flow After Dividend	0.0%
WACC		**5.1%**

As of April 17, 2024. (1) The cost of equity is calculated using the net forward price of the Company's outstanding forward equity as of March 31, 2024, compared to consensus forward 12-month AFFO per share. (2) Long-term debt reflects anticipated rate for 10-year unsecured bond offering. (3) Assumes approximately $100 million of free cash flow after the dividend and $600 million of investment activity. Any differences are the result of rounding.

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Driving Results

PEER LEADING AFFO PER SHARE GROWTH WHILE STRENGTHENING PORTFOLIO & BALANCE SHEET

Five-Year AFFO Per Share Growth CAGR



7%
6%
5%
4%
4%
(0%)
(1%)
(3%)
AGREE REALTY
RETHINK RETAIL
Getty Realty
REALTY INCOME
FCPT
NNN REIT
BROADSTONE NET LEASE, INC.
W. P. CAREY
EPR Properties

Investment Grade Exposure



AGREE REALTY
RETHINK RETAIL
Peer Average
52%
69%
38%
31%
1Q19
1Q24
4Q18
4Q23

Net Debt to EBITDA



AGREE REALTY
RETHINK RETAIL
Peer Average
5.0x
4.3x
5.2x
5.3x
1Q19
1Q24
4Q18
4Q23

ADC data is as of March 31, 2024. Peer data is as of December 31, 2023. Data is from S&P Capital IQ and company filings. For Investment Grade Tenant Exposure, the peer average includes: BNL, FCPT, NNN, O, and WPC. For Net Debt to EBITDA, the peer average includes: BNL, EPR, FCPT, GTY, NNN, O, and WPC. Net Debt to EBITDA is as reported by each company. If the company reported Net Debt to EBITDA proforma for the settlement of outstanding forward equity, the proforma metric was used.

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The Country’s Leading Retail Portfolio

Agree Realty Snapshot

Company Overview

Share Price[1]	$55.18
Equity Market Capitalization[1][2]	$5.6 Billion
Property Count	2,161 properties
Net Debt to EBITDA	4.8x / 4.3x[3]
Investment Grade %[4]	68.8%

Top Retail Sectors *($ in millions)*

TENANT SECTOR	ANNUALIZED BASE RENT	% OF TOTAL
Grocery Stores	$54.9	9.7%
Home Improvement	49.3	8.7%
Tire & Auto Service	47.4	8.4%
Convenience Stores	46.1	8.2%
Dollar Stores	42.9	7.6%
Off-Price Retail	34.0	6.0%
General Merchandise	32.3	5.7%
Auto Parts	32.3	5.7%
Farm & Rural Supply	29.9	5.3%
Pharmacy	24.2	4.3%
Other	171.7	30.4%
Total	**$565.0**	**100.0%**

Top Tenants *($ in millions)*

TENANT / CONCEPT	ANNUALIZED BASE RENT	% OF TOTAL
Walmart	$33.9	6.0%
Tractor Supply Co	28.2	5.0%
Dollar General	26.8	4.7%
Best Buy	19.6	3.5%
CVS pharmacy	17.8	3.2%
Dollar Tree	17.6	3.1%
Kroger	16.8	3.0%
TJX	16.8	3.0%
O'Reilly Auto Parts	16.4	2.9%
Hobby Lobby	14.7	2.6%
Lowe's	14.0	2.5%
Burlington	13.1	2.3%
Sunbelt Rentals	12.8	2.3%
7-Eleven	12.4	2.2%
Gerber Collision & Glass	11.7	2.1%
Sherwin-Williams	11.4	2.0%
Wawa	9.9	1.8%
The Home Depot	9.6	1.7%
BJ's	8.7	1.5%
Other	252.8	44.6%
Total	**$565.0**	**100.0%**

As of March 31, 2024, unless otherwise noted. Any differences are a result of rounding. (1) As of April 17, 2024. (2) Reflects common shares and OP units outstanding multiplied by the closing price as of April 17, 2024. (3) Proforma for the settlement of the Company's outstanding forward equity as of March 31, 2024. (4) Refer to footnote 1 on slide 17 for the Company's definition of Investment Grade.

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17 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. BEST - IN - CLASS RETAILERS WITH CONSERVATIVE BALANCE SHEETS Strong Investment Grade Portfolio 15% SUB - INVESTMENT GRADE 16% NOT RATED 69% INVESTMENT GRADE (1) As of March 31, 2024. Any differences are a result of rounding. (1) Based on ABR derived from tenants, or parent entities the reo f, with an investment grade credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings, or the National Association of Insurance Commissioners. Retail Credit Type (%ABR)

18 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. INDUSTRY - LEADERS OPERATING IN E - COMMERCE RESISTANT SECTORS National and Super - Regional Retailers 1% FRANCHISE 12% SUPER - REGIONAL 87% NATIONAL As of March 31, 2024. Any differences are a result of rounding. Retail Tenant Type (%ABR)

19 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. 14% 12% 12% 6% 6% 6% 3% 3% 3% 2% As of March 31, 2024. (1) Refer to footnote 1 on slide 17 for the Company’s definition of Investment Grade. Any differences are a result of rounding. FEE SIMPLE OWNERSHIP + SIGNIFICANT TENANT INVESTMENT Ground Lease Portfolio Breakdown Ground Lease Credit Overview (%ABR) 88% INVESTMENT GRADE (1) 8% NOT RATED 4% SUB - INVESTMENT GRADE Ground Lease Portfolio Overview 224 Leases 11.6% of total portfolio ABR 10.3 years weighted - average lease term Top Ground Lease Tenants (% ABR)

20 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. FIRST EXPIRATION HIGHLIGHTS EMBEDDED VALUE WITH 159% RECAPTURE RATE Ground Lease Value Creation Chase Bank - Stockbridge, GA New Lease Rent Per Square Foot $46.54 New Lease Term 15 Years Rental Increases 10% Every 5 Years Options 3 x 5 Years x 10% Annualized Base Rent $193,083 Prior Lease Rent Per Square Foot $29.26 Remaining Lease Term (1) 0.1 years Rental Increases None Remaining Options None Remaining Annualized Base Rent $110,007 Note: Recapture rate reflects current rent per square foot vs. prior rent per square foot. (1) Reflects remaining lease term at the time the lease extension was executed.

Disciplined Investment Strategy & Active Portfolio Management

22 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Engage in consistent dialogue to understand store performance and tenant sustainability Leverage relationships to identify the best risk - adjusted opportunities Our Investment Strategy Agree leverages its three distinct investment platforms to target industry - leading retailers in e - commerce and recession resistant sectors THREE - PRONGED GROWTH STRATEGY COMPREHENSIVE REAL ESTATE SOLUTIONS FOR LEADING RETAILERS ACQUISITIONS DEVELOPMENT DEVELOPER FUNDING PLATFORM RETAILER RELATIONSHIPS

23 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. What Has ADC Been Investing In? The retail landscape continues to dynamically evolve as market forces cause disruption and change. To mitigate risk in a period of continued disruption, the Company adheres to a number of investment criteria, with a focus on four core principles : Focus on leading operators that have matured in omni - channel structure or those in e - commerce resistant sectors OMNI - CHANNEL CRITICAL (E - COMMERCE RESISTANCE) Emphasize a balanced portfolio with exposure to counter - cyclical sectors and retailers with strong credit profiles RECESSION RESISTANCE Strong emphasis on leading operators with strong balance sheets and avoidance of private equity sponsored retailers AVOIDANCE OF PRIVATE EQUITY SPONSORSHIP Protects against unforeseen changes to our top - down investment philosophy STRONG REAL ESTATE FUNDAMENTALS & FUNGIBLE BUILDINGS

24 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. TOP - DOWN FOCUS ON LEADING RETAILERS IN THE U.S. PAIRED WITH A BOTTOMS - UP REAL ESTATE ANALYSIS Large & Fragmented Opportunity Set REAL ESTATE FUNDAMENTALS • Rents ≤ market • Fungibility of building MARKET RENTS • Limited competition • Strong market presence COMPETITION • Access • Visibility • Demographics • Major retail corridor • Strong traffic drivers RETAIL SYNERGY ADC reviewed over $84 billion of opportunities since 2018 $6.9 BILLION acquired since 2018 As of March 31, 2024.

25 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. As of April 15, 2024. Store counts include both leased and owned locations and were obtained from company filings and third - part y sources including CS News, CSP Daily News, CT Insider, and Progressive Grocer. Table is representative and does not include all retailers. 165,000+ NET LEASE OPPORTUNITIES AND GROWING WITH BEST - IN - CLASS RETAILERS Sandbox Offers Runway for Growth Auto Parts Stores 23,500+ Farm & Rural Supply Stores 2,400+ Crafts & Novelties Stores 1,000+ Quick - Service Restaurants 32,900+ Equipment Rental Stores 1,100+ Warehouse Clubs 1,400+ Home Improvement Stores 8,700+ Consumer Electronics Stores 1,200+ Grocery Stores 10,800+ Dealerships 400+ Convenience Stores 24,000+ Off - Price Retail Stores 6,300+ Tire & Auto Service Stores 7,200+ Dollar Stores 36,700+ General Merchandise Stores 7,000+

26 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. E $336.8 $607.0 $701.4 $1.31B $1.39B $1.59B $1.19B ~$600 $62.7 $74.4 $32.4 $43.2 $40.0 $118.5 $149.9 $81.9 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2017 2018 2019 2020 2021 2022 2023 2024 ADC HAS INVESTED $8.9 BILLION IN HIGH - QUALITY RETAIL NET LEASE PROPERTIES SINCE 2010 Track Record of Execution DEVELOPMENT & DFP (2) ACQUISITIONS Investment Activity ($ in millions) As of March 31, 2024. (1) Reflects acquisition guidance provided by the Company on April 23, 2024. (2) Represents development & Developer Funding Platform (“DFP”) activity, completed or commenced. $ (1)

27 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. $45.8M $67.6M $67.2M $49.4M $58.0M $45.8M $9.7M $22.3M 2017 2018 2019 2020 2021 2022 2023 2024 BERLIN, NJ HOUSTON, TX PORTAGE, MI CANTON, MI FOCUSED ON NON - CORE ASSET SALES & CAPITAL RECYCLING Active Portfolio Management As of March 31, 2024. Graph is representative and does not include all dispositions. Total Dispositions 2010 - 2024: $481 million STALLINGS, NC MICHIGAN (3) OSCODA, MI FLORIDA (2) NORTH DAKOTA (3) MINNESOTA (3) ATLANTIC BEACH, FL MT (1) & VA (1) WICHITA FALLS, TX SPRINGFIELD, IL UPLAND, CA APOPKA, FL LA (1) & PA (1) MN (2) & ND (2) MICHIGAN (3) FORT WORTH, TX OH (2) & PA (2) FLOWOOD, MS MAPLEWOOD, MN TYLER, TX BELTON, MO MI (2), NY & FL VA (3) MIDLAND, MI UT (2), ND & MT PENSACOLA, FL OH (3), WV, & VA TOPEKA, KS INDIANAPOLIS, IN KIRKLAND, WA JACKSONVILLE BEACH, FL IL (1), ND (1) & OH (1) MICHIGAN (2) ST. GEORGE, UT SC (2) & TX (1) AUSTIN, TX JACKSONVILLE, FL SC (1) & MN (1) AURORA, CO WYLIE, TX FL (2) ORLANDO, FL OKLAHOMA CITY, OK SEBRING, FL

Fortified Balance Sheet

29 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. $2 $42 $0 $50 $0 $50 $410 $450 $475 $125 $300 $300 $0 $100 $200 $300 $400 $500 $600 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Leading With Our “Fortress” Balance Sheet CAPITALIZATION STATISTICS Equity Market Capitalization (2) $5.6 Billion Enterprise Value (2)(3) $8.3 Billion Total Debt to Enterprise Value 30.0% CREDIT METRICS Fixed Charge Coverage Ratio 4.9x Net Debt to Recurring EBITDA (4) 4.8x / 4.3x (5) Issuer Ratings Baa1 / BBB Ratings Outlooks Stable / Positive As of March 31, 2024, unless otherwise noted. (1) Excludes $330.0 million of outstanding borrowings on the Company’s $1.0 bil lio n Revolving Credit Facility as of March 31, 2024; assumes two 6 - month extension options are exercised. (2) As of April 17, 2024. (3) Enterprise value is calculated as the sum of net debt, the liq uid ation value of preferred equity and equity market capitalization. (4) Reflects net debt to annualized Q1 2024 recurring EBITDA. (5) Proforma for the settlement of the Company's outstanding forward equity as of March 31, 2024. Debt Maturities ($ in millions) SECURED UNSECURED 1 c NO MATERIAL DEBT MATURITIES UNTIL 2028 (1)

30 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. $100 $100 $225 $125 $350 $650 $300 $350 $237 $229 $531 $433 $988 $1,095 $1,322 $371 $42 $175 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 2016 2017 2018 2019 2020 2021 2022 2023 STRONG CAPITAL MARKETS EXECUTION HAS PROVIDED AMPLE LIQUIDITY; $8.2 BILLION OF ACTIVITY SINCE 2010 Capital Markets Track Record Reflects gross proceeds for equity and long - term debt raised through March 31, 2024, excluding approximately $1.3 million of for ward equity raised in Q1 2024. Forward equity offerings are shown in the year they were raised, rather than settled. Capital Markets Activity ($ in millions) COMMON EQUITY UNSECURED DEBT SECURED DEBT PREFERRED EQUITY $22

31 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. (includes outstanding forward equity offerings) ADC HAS BEEN AT OR BELOW 4.5X PROFORMA NET DEBT TO RECURRING EBITDA SINCE 2018 Low Leverage = Strong Positioning As of March 31, 2024. Proforma Net Debt to Recurring EBTIDA deducts the Company’s outstanding forward equity offerings for ea ch period from the Company’s net debt for each period. PROFORMA NET DEBT TO RECURRING EBITDA NET DEBT TO RECURRING EBITDA Q3 2023 Q4 2023 Q1 2024 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q1 2021 4.9x 4.2x 4.5x 3.6x 4.4x 3.7x 4.9x 3.4x 5.0x 4.3x 5.0x 3.8x 4.0x 3.1x 4.4x 3.1x 4.5x 3.7x 4.5x 4.1x 4.5x 4.5x 4.7x 4.3x 4.8x 4.3x

32 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. $1.50 $1.70 $1.90 $2.10 $2.30 $2.50 $2.70 $2.90 $3.10 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Annual Dividends Declared Per Share 146 CONSECUTIVE COMMON DIVIDENDS PAID; AVERAGE AFFO PAYOUT RATIO OF 76% OVER PAST 10 YEARS Growing, Well - Covered Monthly Dividend As of April 15, 2024. Reflects common dividends per share declared in each year, rounded to two decimals.

33 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. The Agree Wellness program focuses on Health Wellness & Financial Wellness to enhance employee well - being Ongoing professional development is offered to help all team members advance their careers The Company has recently sponsored charities including CARE House of Oakland County, Michigan Veteran's Foundation and Leader Dogs for the Blind ADC has received awards from Globe St, Crain’s Detroit Business, and Best and Brightest in Wellness recognizing its outstanding corporate culture and wellness initiatives SOCIAL RESPONSIBILITY DEDICATED TO SUSTAINABILITY AND GOOD CORPORATE CITIZENSHIP Agree Realty’s ESG Practices Focus on industry leading, national & super - regional retailers provides for a relationship with some of the most environmentally conscientious retailers in the world The Company anticipates its new headquarters will achieve LEED certification, with features including EV charging stations, motion activated lighting and high - quality building materials Executed multiple green leases with tenants, resulting in Gold recognition from Green Lease Leaders for the second consecutive year ENVIRONMENTAL PRACTICES ADC’s Board has 10 directors, eight of whom are independent; six new independent directors added since 2018 The Board recently added a third female Director, appointing Linglong He effective January 1 st The Nominating & Governance Committee has formal oversight responsibility for the Company’s ESG program The Company adopted the Sustainability Accounting Standards Board and the Task Force on Climate - related Financial Disclosures frameworks to align our disclosures with the issues most relevant to our stakeholders CORPORATE GOVERNANCE As of April 4, 2024.

34 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Investment Summary Highlights FORTIFIED BALANCE SHEET HIGHEST - QUALITY RETAIL REAL ESTATE INVESTMENT GRADE ISSUER RATINGS Robust growth trajectory MULTI - YEAR TRACK RECORD OF EXECUTION Well - covered & consistent dividend

35 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. APPENDIX

36 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Earnings Guidance 2024 Guidance AFFO per share (1) $4.10 to $4.13 General and administrative expense (% of adjusted revenue) (2) 5.7% to 6.0% Non - reimbursable real estate expenses (% of adjusted revenue) (2) 1.0% to 1.5% Income and other tax expense $4 to $5 million Acquisition volume Approximately $600 million Disposition volume $50 to $100 million Reflects full - year 2024 guidance provided by the Company on April 23 , 2024 . The Company’s 2024 guidance is subject to risks and uncertainties more fully described in this presentation and in the Company’s filings with the Securities and Exchange Commission . (1) The Company does not provide guidance with respect to the most directly comparable GAAP financial measure or provide reconciliations to GAAP from its forward - looking non - GAAP financial measure of AFFO per share guidance due to the inherent difficulty of forecasting the effect, timing and significance of certain amounts in the reconciliation that would be required by Item 10 (e)(1)( i )(B) of Regulation S - K . Examples of these amounts include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions or developments . In addition, certain non - recurring items may also significantly affect net income but are generally adjusted for in AFFO . Based on our historical experience, the dollar amounts of these items could be significant, and could have a material impact on the Company’s GAAP results for the guidance period . (2) Adjusted revenue excludes the impact of the amortization of above and below market lease intangibles .

37 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Debt Summary All - in Interest Rate Maturity Total Debt Outstanding as of March 31, 2024 Senior Unsecured Revolving Credit Facility Revolving Credit Facility (1) 6.19% January 2026 $330,000 Total Credit Facility 6.19% $330,000 Unsecured Term Loans 2029 Unsecured Term Loan (2) 4.52% January 2029 $350,000 Total Unsecured Term Loan 4.52% $350,000 Senior Unsecured Notes (3) 2025 Senior Unsecured Notes 4.16% May 2025 $50,000 2027 Senior Unsecured Notes 4.26% May 2027 50,000 2028 Senior Unsecured Public Notes (4) 2.11% June 2028 350,000 2028 Senior Unsecured Notes 4.42% July 2028 60,000 2029 Senior Unsecured Notes 4.19% September 2029 100,000 2030 Senior Unsecured Notes 4.32% September 2030 125,000 2030 Senior Unsecured Public Notes (4) 3.49% October 2030 350,000 2031 Senior Unsecured Notes 4.42% October 2031 125,000 2032 Senior Unsecured Public Notes (4) 3.96% October 2032 300,000 2033 Senior Unsecured Public Notes (4) 2.13% June 2033 300,000 Total Senior Unsecured Notes 3.31% $1,810,000 Mortgage Notes Payable Portfolio Credit Tenant Lease 6.27% July 2006 2,382 Four Asset Mortgage Loan 3.63% December 2029 42,250 Total Mortgage Notes Payable 3.77% $44,632 Total Fixed Rate Debt (5) 3.51% $2,204,632 Total Debt 3.86% $2,534,632 As of March 31, 2024. Dollars are in thousands. (1) The interest rate of the Revolving Credit Facility assumes SOFR as of Ma rch 31, 2024 of 5.32%. (2) The interest rate of the Unsecured Term Loan reflects the credit spread of 85 basis points, plus a 10 - basis point SOFR adjustment and the impact of the interest rate swaps which convert $350.0 million of SOFR based interest to a fixe d interest rate of 3.57%. (3) All - in interest rate for Senior Unsecured Notes reflects the straight - line amortization of the terminated swap agreements, as applicable. (4) Th e principal amounts outstanding are presented excluding their original issue discounts. (5) Excludes Revolving Credit Facility.

Reconciliation of Non-GAAP Financial Measures

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Mortgage notes payable, net	$32,953	$32,782	$32,607	$32,429	$32,249	$71,824	$71,721	$47,971	$47,842	$47,701	$42,952	$42,811	$42,666
Unsecured term loan, net	237,955	-	-	-	-	-	-	-	-	-	346,639	346,798	346,947
Senior unsecured notes, net	855,454	1,494,399	1,494,747	1,495,200	1,495,650	1,496,101	1,791,492	1,792,047	1,792,611	1,793,198	1,793,777	1,794,312	1,794,874
Unsecured revolving credit facility	238,000	-	-	160,000	320,000	370,000	-	100,000	196,000	303,000	49,000	227,000	330,000
Total Debt per the Consolidated Balance Sheet	$1,364,362	$1,527,181	$1,527,354	$1,687,629	$1,847,899	$1,937,925	$1,863,213	$1,940,018	$2,036,453	$2,143,899	$2,232,368	$2,410,921	$2,514,487
Unamortized debt issuance costs and discounts, net	6,876	15,859	15,485	15,006	14,529	16,542	21,040	20,377	19,720	19,050	21,731	20,947	20,145
Total Debt	$1,371,238	$1,543,040	$1,542,839	$1,702,635	$1,862,428	$1,954,467	$1,884,253	$1,960,395	$2,056,173	$2,162,949	$2,254,099	$2,431,868	$2,534,632
Cash and cash equivalents	($7,369)	($177,046)	($91,881)	($43,252)	($24,888)	($26,267)	($250,487)	($27,763)	($11,809)	($8,068)	($6,384)	($10,907)	($6,314)
Cash held in escrows	-	(11,335)	(10,927)	(1,998)	(878)	(840)	(1,027)	(1,146)	(1,131)	(4,179)	(3)	(3,617)	(9,120)
Net Debt	$1,363,869	$1,354,659	$1,440,031	$1,657,385	$1,836,662	$1,927,360	$1,632,739	$1,931,486	$2,043,233	$2,150,702	$2,247,712	$2,417,344	$2,519,198
Anticipated Net Proceeds from ATM Forward Offerings	(189,577)	(258,749)	(226,455)	(519,183)	(262,940)	(475,768)	(381,708)	(557,364)	(362,125)	(202,026)	0	(235,619)	(236,769)
Proforma Net Debt	$1,174,291	$1,095,909	$1,213,576	$1,138,202	$1,573,722	$1,451,592	$1,251,031	$1,374,122	$1,681,108	$1,948,676	$2,247,712	$2,181,725	$2,282,429
Net Income	$30,278	$22,461	$36,830	$33,306	$36,289	$36,130	$39,577	$41,039	$41,774	$41,015	$41,657	$46,101	$45,014
Interest expense, net	11,653	12,549	13,066	13,111	13,931	15,512	17,149	16,843	17,998	19,948	20,803	22,371	24,451
Income and other tax expense	1,009	485	390	517	719	698	720	723	783	709	709	709	1,149
Depreciation of rental real estate assets	15,292	16,127	17,019	18,293	19,470	21,299	23,073	24,843	26,584	28,145	29,769	31,119	31,966
Amortization of lease intangibles - in-place leases and leasing costs	6,050	6,905	7,310	8,116	8,924	10,550	11,836	12,800	13,770	14,328	15,258	15,611	15,996
Non-real estate depreciation	147	156	159	156	167	101	248	261	292	277	598	527	501
Provision for impairment	0	0	0	1,919	1,015	0	0	0	0	1,315	3,195	2,665	4,530
(Gain) loss on sale or involuntary conversion of assets, net	(3,062)	(6,753)	(3,470)	(1,826)	(2,285)	8	(2,885)	(97)	0	(319)	20	(1,550)	(2,041)
EBITDAre	$61,367	$51,930	$71,304	$73,592	$78,230	$84,298	$89,718	$96,412	$101,201	$105,418	$112,009	$117,553	$121,566
Run-Rate Impact of Investment, Disposition & Leasing Activity	$4,175	$3,939	$3,491	$3,372	$4,654	$4,104	$4,217	$4,742	$4,147	$4,276	$5,207	$2,344	$1,376
Amortization of above (below) market lease intangibles, net	4,756	5,260	6,615	7,654	8,178	8,311	8,374	8,474	8,611	8,711	8,293	7,481	8,295
Other expense (income)	0	14,614	0	0	0	0	0	0	0	0	0	0	0
Recurring EBITDA	$70,298	$75,743	$81,410	$84,618	$91,062	$96,713	$102,309	$109,628	$113,959	$118,405	$125,509	$127,378	$131,237
Annualized Recurring EBITDA	$281,192	$302,972	$325,640	$338,472	$364,248	$386,852	$409,236	$438,512	$455,836	$473,620	$502,036	$509,512	$524,948
Total Debt per the Consolidated Balance Sheet to Annualized Net Income	11.3x	17.0x	10.4x	12.7x	12.7x	13.4x	11.8x	11.8x	12.2x	13.1x	13.4x	13.1x	14.0x
Net Debt to Recurring EBITDA	4.9x	4.5x	4.4x	4.9x	5.0x	5.0x	4.0x	4.4x	4.5x	4.5x	4.5x	4.7x	4.8x
Proforma Net Debt to Recurring EBITDA	4.2x	3.6x	3.7X	3.4X	4.3X	3.8x	3.1x	3.1x	3.7x	4.1x	4.5x	4.3x	4.3x

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38

Reconciliation of Net Income to FFO, Core FFO and AFFO

	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Net Income	$20,190	$18,913	$39,762	$45,797	$58,790	$58,798	$80,763	$91,972	$122,876	$153,035	$170,547
Series A Preferred Stock Dividends	0	0	0	0	0	0	0	0	(2,148)	(7,437)	(7,437)
Net Income attributable to OP Common Unitholders	$20,190	$18,913	$39,762	$45,797	$58,790	$58,798	$80,763	$91,972	$120,728	$145,598	$163,110
Depreciation of rental real estate assets	$6,930	$8,362	$11,466	$15,200	$19,507	$24,553	$34,349	$48,367	$66,732	$88,685	$115,617
Amortization of lease intangibles - in-place leases and leasing costs	1,747	2,616	4,957	8,135	7,076	8,271	11,071	17,882	28,379	44,107	58,967
Provision for impairment	450	3,020	0	0	0	2,319	1,609	4,137	1,919	1,015	7,175
(Gain) loss on sale or involuntary conversion of assets, net	(946)	405	(12,135)	(9,964)	(14,193)	(11,180)	(13,306)	(8,004)	(15,111)	(5,258)	(1,849)
Funds from Operations - OP Common Unitholders	$28,370	$33,316	$44,050	$59,168	$71,180	$82,761	$114,486	$154,354	$202,647	$274,147	$343,020
Loss on extinguishment of debt & settlement of related hedges	$0	$0	$0	$0	$0	$0	$0	$0	$14,614	$0	$0
Amortization of above (below) market lease intangibles	0	0	0	0	5,091	10,668	13,501	15,885	24,284	33,563	33,430
Core Funds from Operations - OP Common Unitholders	$28,370	$33,316	$44,050	$59,168	$76,271	$93,429	$127,987	$170,239	$241,545	$307,710	$376,450
Straight-line accrued rent	($1,148)	($1,416)	($2,450)	($3,582)	($3,548)	($4,648)	($7,093)	($7,818)	($11,857)	($13,176)	($12,142)
Stock based compensation expense	1,813	1,987	1,992	2,441	2,589	3,227	4,106	4,995	5,467	6,464	8,338
Amortization of financing costs	326	398	494	516	574	578	706	826	1,197	3,141	4,403
Loss on extinguishment of debt	0	0	180	333	0	0	0	0	0	0	0
Non-real estate depreciation	67	123	62	72	78	146	283	509	618	778	1,693
Other	(463)	(463)	(463)	(541)	(230)	0	(475)	0	0	0	0
Adjusted Funds from Operations - OP Common Unitholders	$28,964	$33,945	$43,865	$58,407	$75,734	$92,732	$125,514	$168,751	$236,970	$304,917	$378,742
FFO Per Common Share and OP Unit - Diluted	$2.10	$2.18	$2.39	$2.54	$2.54	$2.53	$2.75	$2.93	$3.00	$3.45	$3.58
Core FFO Per Common Share and OP Unit - Diluted	$2.10	$2.18	$2.39	$2.54	$2.72	$2.85	$3.08	$3.23	$3.58	$3.87	$3.93
Adjusted FFO Per Common Share and OP Unit - Diluted	$2.14	$2.22	$2.38	$2.51	$2.70	$2.83	$3.02	$3.20	$3.51	$3.83	$3.95
Weighted Average Number of Common Shares and OP Units Outstanding - Diluted	13,505,124	15,314,514	18,413,034	23,307,418	28,047,966	32,748,741	41,571,233	52,744,353	67,486,698	79,512,005	95,785,031

Note: The Company began reporting Core FFO in 2018.

AGREE REALTY
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© 2024 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED. CONFIDENTIAL.
39

40 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Forward - Looking Statements This presentation contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended (the “Securities Act”) and Section 21 E of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) . The Company intends such forward - looking statements to be covered by the safe harbor provisions for forward - looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions . Forward - looking statements are generally identifiable by use of forward - looking terminology such as “may,” “ can ,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions . Forward - looking statements, including statements regarding our 2024 guidance, are based on certain assumptions and can include future expectations, future economic, competitive and market conditions, future plans and strategies, financial and operating projections and forecasts and other forward - looking information and estimates . These forward - looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements . Certain factors could occur that might cause actual results to vary, including the potential adverse effect of ongoing worldwide economic uncertainties, disruptions in the banking system and financial markets, and increased inflation on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets, the general deterioration in national economic conditions, tenant financial health, property acquisitions and the timing of these investments and acquisitions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, the Company’s continuing ability to qualify as a REIT and other risks and uncertainties as described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10 - K and subsequent quarterly reports . Except as required by law, the Company disclaims any obligation to update any forward - looking statements, whether as a result of new information, future events or otherwise . For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q, copies of which may be obtained at the Investors section of the Company’s website at www . agreerealty . com . All information in this presentation is as of March 31 , 2024 , unless otherwise noted . The Company undertakes no duty to update the statements in this presentation to conform the statements to actual results or changes in the Company’s expectations .

41 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Non - GAAP Financial Measures This presentation includes a non - GAAP financial measure, Net Debt to Recurring EBITDA, which is presented on an actual and proforma basis . A reconciliation of this non - GAAP financial measure to the most directly comparable GAAP measure is included in the following pages . The components of this ratio and their use and utility to management are described further in the section below . Components of Net Debt to Recurring EBITDA EBITDAre is defined by Nareit to mean net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization, any gains (or losses) from sales of real estate assets and/or changes in control, any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures . The Company considers the non - GAAP measure of EBITDAre to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance . The Company considers EBITDAre a key supplemental measure of the Company's operating performance because it provides an additional supplemental measure of the Company's performance and operating cash flow that is widely known by industry analysts, lenders and investors . The Company’s calculation of EBITDAre may not be comparable to EBITDAre reported by other REITs that interpret the Nareit definition differently than the Company . Recurring EBITDA The Company defines Recurring EBITDA as EBITDAre with the addback of noncash amortization of above - and below - market lease intangibles, and after adjustments for the run - rate impact of the Company's investment and disposition activity for the period presented, as well as adjustments for non - recurring benefits or expenses . The Company considers the non - GAAP measure of Recurring EBITDA to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance . The Company considers Recurring EBITDA a key supplemental measure of the Company's operating performance because it represents the Company's earnings run rate for the period presented and because it is widely followed by industry analysts, lenders and investors . Our Recurring EBITDA may not be comparable to Recurring EBITDA reported by other companies that have a different interpretation of the definition of Recurring EBITDA . Our ratio of net debt to Recurring EBITDA is used by management as a measure of leverage and may be useful to investors in understanding the Company’s ability to service its debt, as well as assess the borrowing capacity of the Company . Our ratio of net debt to Recurring EBITDA is calculated by taking annualized Recurring EBITDA and dividing it by our net debt per the consolidated balance sheet . Total Debt and Net Debt The Company defines Total Debt as debt per the consolidated balance sheet excluding unamortized debt issuance costs, original issue discounts and debt discounts . Net Debt is defined as Total Debt less cash, cash equivalents and cash held in escrows . The Company considers the non - GAAP measures of Total Debt and Net Debt to be key supplemental measures of the Company's overall liquidity, capital structure and leverage because they provide industry analysts, lenders and investors useful information in understanding our financial condition . The Company's calculation of Total Debt and Net Debt may not be comparable to Total Debt and Net Debt reported by other REITs that interpret the definitions differently than the Company . The Company presents Net Debt on both an actual and proforma basis, assuming the net proceeds of the Forward Offerings (see below) are used to pay down debt . The Company believes the proforma measure may be useful to investors in understanding the potential effect of the Forward Offerings on the Company's capital structure, its future borrowing capacity, and its ability to service its debt . Anticipated Net Proceeds from Outstanding Forwards Since the first quarter of 2018 , the Company has utilized forward sale agreements to sell shares of common stock . Selling common stock through forward sale agreements enables the Company to set the price of such shares upon pricing the offering (subject to certain adjustments) while delaying the issuance of such shares and the receipt of the net proceeds by the Company . Given the Company’s frequent use of forward sale agreements, the Company considers the non - GAAP measure of Anticipated Net Proceeds from Outstanding Forwards to be a key supplemental measure of the Company's overall liquidity, capital structure and leverage . The Company defines Anticipated Net Proceeds from Outstanding Forwards as the number of shares outstanding under forward sale agreements at the end of each quarter, multiplied by the applicable forward sale price for each agreement, respectively .

42 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. Non - GAAP Financial Measures This presentation also includes the non - GAAP measures of Annualized Base Rent (“ABR”), Annualized Net Income, Weighted - Average Capitalization Rate, Funds From Operations (“FFO” or “ Nareit FFO”), Core Funds From Operations (“Core FFO”) and Adjusted Funds From Operations (“AFFO”) . FFO, Core FFO and AFFO are reconciled to the most directly comparable GAAP measure in the following pages . Annualized Base Rent (“ABR”) ABR represents the annualized amount of contractual minimum rent required by tenant lease agreements, computed on a straight - line basis . ABR is not, and is not intended to be, a presentation in accordance with GAAP . The Company believes annualized contractual minimum rent is useful to management, investors, and other interested parties in analyzing concentrations and leasing activity . Annualized Net Income represents Net Income for the respective quarter, on an annualized basis . Weighted - Average Capitalization Rate The Company defines the “weighted - average capitalization rate” for acquisitions and dispositions as the sum of contractual fixed annual rents computed on a straight - line basis over the primary lease terms and anticipated annual net tenant recoveries, divided by the purchase and sale prices for occupied properties . Components of Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations Funds from Operations (“FFO” or “ Nareit FFO”) is defined by the National Association of Real Estate Investment Trusts, Inc . (“ Nareit ”) to mean net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets and/or changes in control, plus real estate related depreciation and amortization and any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures . Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time . Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations . FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity . Further, while the Company adheres to the Nareit definition of FFO, its presentation of FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition . Core Funds from Operations (“Core FFO”) The Company defines Core FFO as Nareit FFO with the addback of ( i ) noncash amortization of acquisition purchase price related to above - and below - market lease intangibles and discount on assumed debt and (ii) certain infrequently occurring items that reduce or increase net income in accordance with GAAP . Management believes that its measure of Core FFO facilitates useful comparison of performance to its peers who predominantly transact in sale - leaseback transactions and are thereby not required by GAAP to allocate purchase price to lease intangibles . Unlike many of its peers, the Company has acquired the substantial majority of its net - leased properties through acquisitions of properties from third parties or in connection with the acquisitions of ground leases from third parties . Core FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity . Further, the Company’s presentation of Core FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition . Adjusted Funds from Operations (“AFFO”) is a non - GAAP financial measure of operating performance used by many companies in the REIT industry . AFFO further adjusts FFO and Core FFO for certain non - cash items that reduce or increase net income computed in accordance with GAAP . Management considers AFFO a useful supplemental measure of the Company’s performance, however, AFFO should not be considered an alternative to net income as an indication of its performance, or to cash flow as a measure of liquidity or ability to make distributions . The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore may not be comparable to such other REITs .

43 © 20 24 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONFIDENTIAL. CONTACT PETER COUGHENOUR Chief Financial Officer (248) 737 - 4190 investors@agreerealty.com